UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2018

Agora Holdings, Inc.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

000-55686	61-1673166
(Commission File Number)	(IRS Employer Identification No.)

170 Rimrock Road, Unit #2, North York, Ontario, Canada M3J 3A6
(Address of principal executive offices) (Zip Code)

(855) 561-4541
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On March 23, 2018, the Company entered into an executive agreement (the "Agreement"), with Ruben Yakubov, the president of the Company.  The Agreement provides that Mr. Yakubov shall continue to serve as President of the Company for an initial term of five years, with subsequent one year renewal periods until the Agreement is terminated.  The Agreement contains customary non-compete and non-solicitation provisions.  As consideration for the Agreement, Mr. Yakubov shall receive 20,000,000 shares of restricted common stock, which were considered fully earned and beneficially owned upon the execution of the Agreement.  In addition, Mr. Yakubov will receive additional bonuses in the discretion of the board of directors.  The Agreement may be terminated either on a voluntary basis by Mr. Yakubov, or on a "for cause" basis by the Company, with the term "for cause" being defined as (i) any act of fraud or material embezzlement adversely affecting the financial, market, reputation or other interests of the Company, (ii) in the event that the Company places Mr. Yakubov on disability status, (iii) in the event of a conviction of or plea of guilty or nolo contendere by Mr. Yakubov for any felony or other serious crime or crime involving moral turpitude, or any knowing violation of any federal or state banking, securities laws or regulations, (iv) any refusal to perform, willful misconduct or gross negligence in connection with Mr. Yakubov's duties, (v) any material breach by Mr. Yakubov of the Agreement, if such material breach is not cured within thirty (30) days after written notice thereof, or (vi) the death of Mr. Yakubov.

 (d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGORA HOLDINGS, INC.

Date:  April 13, 2018                                                            By:  /s/ Ruben Yakubov
______________________________
Ruben Yakubov, President

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